A Leading Owner-Operator of Senior Living Communities and Services Investor Presentation August 12, 2022

Forward Looking Statements This presentation contains forward-looking statements which are subject to certain risks and uncertainties that could cause the actual results and financial condition of Sonida Senior Living, Inc. (the “Company,” “we,” “our” or “us”) to differ materially from those indicated in the forward-looking statements, including, among others, the risks, uncertainties and factors set forth under “Item. 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2022, and also include the following: the impact of COVID-19, including the actions taken to prevent or contain the spread of COVID-19, the transmission of its highly contagious variants and sub-lineages and the development and availability of vaccinations and other related treatments, or another epidemic, pandemic or other health crisis; the Company’s ability to generate sufficient cash flows from operations, additional proceeds from debt financings or refinancings, and proceeds from the sale of assets to satisfy its short and long-term debt obligations; increases in market interest rates that increase the cost of certain of our debt obligations; increased competition for, or a shortage of, skilled workers, including due to the COVID-19 pandemic or general labor market conditions, along with wage pressures resulting from such increased competition, low unemployment levels, use of contract labor, minimum wage increases and/or changes in overtime laws; the Company’s ability to obtain additional capital on terms acceptable to it; the Company’s ability to extend or refinance its existing debt as such debt matures; the Company’s compliance with its debt agreements, including certain financial covenants and the terms and conditions of its recent forbearance agreements, and the risk of cross-default in the event such non-compliance occurs; the Company’s ability to complete acquisitions and dispositions upon favorable terms or at all; the risk of oversupply and increased competition in the markets which the Company operates; the Company’s ability to improve and maintain controls over financial reporting and remediate the identified material weakness discussed in its recent Quarterly and Annual Reports filed with the SEC; the departure of the Company’s key officers and personnel; the cost and difficulty of complying with applicable licensure, legislative oversight, or regulatory changes; risks associated with current global economic conditions and general economic factors such as inflation, the consumer price index, commodity costs, fuel and other energy costs, competition in the labor market, costs of salaries, wages, benefits, and insurance, interest rates, and tax rates; and changes in accounting principles and interpretations for information about the Company, visit www.sonidaseniorliving.com. 2

Non-GAAP Financial Measures This presentation contains financial measures (1) same-store Resident Revenue, (2) same-store Adjusted Operating Expenses, (3) same-store Net Operating Income and (4) same-store Net Operating Income Margin which are not calculated in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). Presentations of these non-GAAP financial measures are intended to aid investors in better understanding the factors and trends affecting the Company’s performance and liquidity. However, investors should not consider these non-GAAP financial measures as a substitute for financial measures determined in accordance with GAAP, including net income (loss), income (loss) from operations, or net cash provided by (used in) operating activities. Investors are cautioned that amounts presented in accordance with the Company’s definitions of these non-GAAP financial measures may not be comparable to similar measures disclosed by other companies because not all companies calculate non-GAAP measures in the same manner. Investors are urged to review the reconciliations of these non-GAAP financial measures from the most comparable financial measures determined in accordance with GAAP. Same-store Resident Revenue is a non-GAAP performance measure for the Company’s portfolio of 60 continuing communities that excludes revenue from non-same-store communities acquired or divested in the presented periods. Same-store Adjusted Operating Expenses, Net Operating Income and Same-store Net Operating Income Margin are non-GAAP performance measures for the Company’s portfolio of 60 continuing communities that the Company defines as net income (loss) excluding: general and administrative expenses, interest income, interest expense, other income/expense, provision for income taxes, settlement fees and expenses, revenue and operating expenses from the Company’s disposed properties; and further adjusted to exclude income/expense associated with non-cash, non- operational, transactional, or organizational restructuring items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. For the periods presented herein, such other items include facility lease expense, stock-based compensation expense, depreciation and amortization expense, long-lived asset impairment, gain/loss on facility lease modification and termination, gain on extinguishment of debt and loss on disposition of assets. The Company believes that presentation of same-store Resident Revenue, Adjusted Operating Expenses, Net Operating Income and Net Operating Income Margin as performance measures are useful to investors because (i) they are some of the metrics used by the Company’s management to evaluate the performance of our core portfolio of 60 continuing communities, to review the Company’s comparable historic and prospective core operating performance of the 60 continuing communities, and to make day-to-day operating decisions; (ii) they provide an assessment of operational factors that management can impact in the short-term, namely revenues and the controllable cost structure of the organization, by eliminating items related to the Company’s financing and capital structure and other items that management does not consider as part of the Company’s underlying core operating performance and that management believes impact the comparability of performance between periods. Same-store Adjusted Operating Expenses, Net Operating Income and Same-store Net Operating Income Margin have material limitations as a performance measure, including: (i) excluded interest is necessary to operate the Company’s business under its current financing and capital structure; (ii) excluded depreciation, amortization and impairment charges may represent the wear and tear and/or reduction in value of the Company’s communities, and other assets and may be indicative of future needs for capital expenditures; and (iii) the Company may incur income/expense similar to those for which adjustments are made, such as gain/loss on sale of assets, facility lease termination, or debt extinguishment, non-cash stock-based compensation expense, and transaction and other costs, and such income/expense may significantly affect the Company’s operating results. 3

23% 21% 16% 10% 30% Texas Ohio Wisconsin Indiana Other 9% 91% Medicaid Private Pay 76 Communities 62 Owned 14 Managed 9,500+ Resident Capacity 3,400+ Employees 82.7% 2022 YTD Weighted Avg Occupancy 62 owned communities 30+ Year History 4 76 Communities 11% 41% 48% Assisted Living Independent Living Memory Care Attractive Markets and Resident Demographics 2 Balanced Unit Mix Supports Target Market Profile 2 Attractive Private Pay Focus 2 15+ Communities 5 - 14 Communities < 5 Communities 7,204 Units 18 States OwnedManaged 1 Data through June 30, 2022. 2 Q2 2022 data for the Company's same-store 60 owned communities. Excludes data for 2 communities acquired after December 31, 2021. See Forward Looking Statements on Page 2 Leading Operator of Senior Housing and Services

Q2 2022 Same Store Highlights Occupancy up 510 bps YoY to 83.2% Five consecutive quarters of occupancy and revenue growth RevPOR(1) up 4.4% YoY and 0.8% from Q1 ‘22 NOI up 4.0% sequentially from Q1 ‘22 Contract labor decreased 41% from Q1 ’22 as workforce stabilization continues RevPAR(1) up 11.3% YoY and 2.0% from Q1 ‘22 5See Forward Looking Statements on Page 2 (1) RevPAR is defined as resident revenue per available room. RevPOR is defined as resident revenue per occupied room.

2022 Strategic Priorities 6 Continued development of a people-centered culture and resident programming Strength of local and regional leadership drives staff retention and resident satisfaction Enhance revenue growth through investment in the resident experience and community physical plant Improved offerings developed for memory care, resident wellness and culinary experience Strategic capital improvements completed throughout 2022 support continued occupancy growth Improve margin flow-through with strategic staffing solution and enhanced purchasing practices Recruiting, retention and flexible staffing initiatives optimize wage scale investments and reduce premium staffing costs See Forward Looking Statements on Page 2

Q2 2022 Same-Store Financial Comparisons *

SONIDA™ SENIOR LIVING

	2Q22	1Q22	2Q21	Q-O-Q Change	Y-O-Y Change
Weighted Average Occupancy	83.2%	82.3%	78.1%	90 bps	510 bps
RevPAR	$ 3,056	$ 2,997	$ 2,746	2.0%	11.3%
RevPOR	$ 3,672	$ 3,644	$ 3,518	0.8%	4.4%
Resident Revenue (1, 2)	$ 51.5	$ 50.5	$ 46.4	2.0%	11.0%
Adjusted Operating Expenses (1,3)	$ 40.9	$ 40.3	$ 36.4	1.5%	12.4%
NOI (60 Properties) (1)	$ 10.6	$ 10.2	$ 10.0	4.0%	6.0%
NOI Margin (1)	20.6%	20.2%	21.5%	40 bps	-90 bps

$ in Millions except RevPAR and RevPOR

(1) Amounts are not calculated in accordance with GAAP. See page 3 for the Company's disclosure regarding non-GAAP financial measures.
(2) Resident revenue excludes non-same-store communities' revenues for the two Indiana properties acquired by the Company in Q1 2022 and the communities transitioned out in Q1 2021.
(3) Adjusted operating expense is calculated as operating expense excluding professional fees, settlement expense, non-income tax, non-property tax, casualty gains and losses, operating expense for non-continuing communities and other expenses. Other expenses include corporate operating expenses not allocated to the 60 continuing communities.

* Results for the Company's 60 owned communities operated in all comparative periods.

Key Takeaways

- Comparing the occupancy low point of the COVID-19 pandemic (March 2021), weighted average monthly occupancy has **increased 780 basis points** to 83.3% at 6/30/22.

Mar '21 avg monthly occupancy	75.5	
Jun '22 avg monthly occupancy	83.3	↑ **780bps**

- Q2'22 resident revenue increased $1.0mm from Q1'22 driven primarily by an occupancy increase of 90 basis points
- Q2'22 average rent was sequentially $28 more per occupied unit than Q1'21.
- Community labor costs were flat sequentially from Q1'22 to Q2 '22 as direct labor cost increases offset contract and premium labor decreases as our workforce nears stabilization. Labor costs are 11.9% higher over the same quarter in prior year largely due to an increase in contract labor in the challenging labor market.
- Q2'22 NOI Margin was 20.6% compared to 20.2% Q1'22, leveraging higher revenue on relatively flat operating expenses. The absolute increase in operating expenses QoQ relates primarily to an increase in food costs consistent with the increase in occupancy as well as an increase in bad debt expense due to one-time recoveries recognized in Q1 '22.

See Forward Looking Statements on Page 2 7

Favorable Leading Indicators and Move-in Trends Continue Leads Tours Move-Ins Move-Outs Solid lines show actual results. Dotted lines show average trend. Data for 60 Sonida Senior Living owned communities See Forward Looking Statements on Page 2 8

81 .5% 79 .3% 77 .4% 75 .5% 78 .1% 81 .0% 81 .3% 82 .3% 83 .2% 80 .6% 78 .6% 76 .5% 76 .7% 79 .7% 82 .2% 82 .2% 83 .8% 84 .2 % Q2 '20 Q3 '20 Q4 '20 Q1 '21 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Weighted Average Occupancy End of Period Spot Occupancy Five Consecutive Quarters of Occupancy Growth (1) Occupancy for 60 owned same-store communities (2) Jan ‘22 excludes 20 units under conversion See Forward Looking Statements on Page 2 9

32 .5% 30 .6% 27 .1% 31 .0% 30 .0% 25 .6% 23 .6% 20 .0% 21 .5% 21 .0% 18 .2% 20 .2% 20 .6 % Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 $5 1. 0 $5 0. 7 $5 0. 8 $5 0. 6 $4 9. 6 $4 8. 0 $4 6. 9 $4 5. 1 $4 6. 4 $4 9. 0 $4 9. 4 $5 0. 5 $5 1. 5 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 85 .0% 84 .2% 84 .4% 83 .7% 81 .5% 79 .3% 77 .4% 75 .5% 78 .1% 81 .0% 81 .3% 82 .3% 83 .2 % Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 3,546 3,559 3,563 3,577 3,601 3,582 3,586 3,536 3,518 3,577 3,594 3,643 3,672 Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Operating Metrics are Improving in Sequential Periods Weighted Average Occupancy Resident Revenue (1) Net Operating Income Margin(1) Average Rent (1) Amounts are not calculated in accordance with GAAP. See page 3 for the Company’s disclosure regarding non-GAAP financial measures. Data for 60 Owned Communities See Forward Looking Statements on Page 2 10

Balance Sheet as of June 30, 2022 • June 30, 2022, ending balances of $32.7 million and $13.7 million in unrestricted cash and restricted cash, respectively. $32.0 million of debt associated with 2 communities in process of transferring ownership to Fannie Mae and $4.4 million in non-mortgage debt we’ve excluded. 2022 2023 2024 2025 2026 Thereafter Required Loan Principal Payments Including Term Mortgage Debt Maturities 11See Forward Looking Statements on Page 2 $6 M $198 M $156 M $12 M $152 M $114 M

Favorable Demographic Trends Support Sonida’s Growth Strategy 0 5,000 10,000 15,000 20,000 25,000 2010 2020 2030 2040 2050 Estimated Population Growth from 2010 to 2050 1 (in thousands) 65 to 69 years 70 to 74 years 75 to 79 years 80 to 84 years 85 to 89 years 90 years and over 12 1 U.S. Census Bureau, 2010 2 “Residential Care Community Resident Characteristics: United States, 2018” CDC, September 2018 12 27 61 77 69 62 51 49 26 Number of ADLs Bathing Walking Dressing Transferring Toileting Eating Residential Care Community Residents Needing Assistance with Activities of Daily Living 2 0 ADLs 1-2 ADLs 3-6 ADLs 14 20 49 17 55 34 27 20 Number of Conditions High blood pressure Alzheimer disease and other dementias Depression Arthritis Most Common Chronic Conditions Among Residential Care Community Residents 2 0 conditions 1 condition 2-3 conditions 4-10 conditions See Forward Looking Statements on Page 2

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